Exhibit 10.17

THIRD AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of July 7, 2009, by and between COMERICA BANK (“Bank”) and LEGALZOOM.COM, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 31, 2008 (as amended from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of February 24, 2009, and that certain Second Amendment to Loan and Security Agreement dated as of March 6, 2009, together with any related documents, the “Agreement”). All indebtedness owing by Borrower to Bank shall hereinafter be referred to as the “Indebtedness.” The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.                                         Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.                                    Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article V hereof, the Agreement is hereby amended as set forth below.

A.                                All references to “June 30, 2009” within the defined term of “Audit Extension Period” in Section 1.1 of the Agreement is hereby changed to “August 15, 2009”.

B.                                     The reference to “June 30, 2009” in Section 6.2(iii) of the Agreement is hereby changed to “August 15, 2009”.

C.                                   Bank’s primary addresses for notices set forth in Section 10 of the Agreement is hereby amended in its entirety to read as follows:

“If to Bank:	Comerica Bank
m/c 7512
39200 Six Mile Rd.
Livonia, MI 48152
Attn: National Documentation Services”

III.                               Waiver. Bank waives the failure by Borrower to comply with Section 6.2(iii)(Audited Financial Statements) of the Agreement for failure to deliver its 2008 audited financial statements by June 30, 2009. Bank does not waive Borrower’s obligations under the revised Section 6.2(iii) of the Agreement as set forth in this Amendment, and Bank does not waive any other failure by Borrower to perform its obligations under the Agreement or the other Loan Documents. This waiver is not a continuing waiver with respect to any failure by Borrower to perform any obligation under the Agreement or the other Loan Documents after the date of this Amendment, and Bank does not waive any obligations Borrower may have under the Agreement (as amended by this Amendment) or the other Loan Documents after the date of this Amendment, in each case including, without limitation, Borrower’s obligations with respect to Section 6.2(iii) of the Agreement.

IV.                                 Legal Effect.

A.                               The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.                                Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Agreement and the other Loan Documents remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of the Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.                               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

V.                                     Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of:

A.                                   This Amendment, duly executed by Borrower;

B.                                     A legal fee from Borrower in the amount of $250; and

C.                                     Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LEGALZOOM.COM, INC.

By:	/s/ Fred J. Krupica
Name:	Fred J. Krupica
Title:	CFO

COMERICA BANK

By:	/s/ Paula J. Howell
Name:	Paula J. Howell
Title:	SVP